EXHIBIT 2

Directors and Executive Officers of IDT Corporation

Set forth below are the name, position, present principal occupation or employment and business address of each director and executive officer of IDT Corporation (“IDT”). Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IDT. Each person listed below is a citizen of the United States.

Name	Position	Principal Occupation	Business Address
Howard S. Jonas	Chairman of the Board and Director	Chairman of the Board and Director	c/o IDT 520 Broad Street Newark, NJ 07102

James A. Courter	Chief Executive Officer, Vice Chairman of the Board and Director	Chief Executive Officer, Vice Chairman of the Board and Director	c/o IDT 520 Broad Street Newark, NJ 07102

Ira A. Greenstein	President	President	c/o IDT 520 Broad Street Newark, NJ 07102

Stephen R. Brown	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer	c/o IDT 520 Broad Street Newark, NJ 07102

Marc Oppenheimer	Chief Operating Officer	Chief Operating Officer	c/o IDT 520 Broad Street Newark, NJ 07102

Mitch Silberman	Chief Accounting Officer and Controller	Chief Accounting Officer and Controller	c/o IDT 520 Broad Street Newark, NJ 07102

Joyce J. Mason	Executive Vice President, General Counsel and Corporate Secretary	Executive Vice President, General Counsel and Corporate Secretary	c/o IDT 520 Broad Street Newark, NJ 07102

Marc E. Knoller	Executive Vice President	Executive Vice President	c/o IDT 520 Broad Street Newark, NJ 07102

Moshe Kaganoff	Executive Vice President of Strategic Planning	Executive Vice President of Strategic Planning	c/o IDT 520 Broad Street Newark, NJ 07102

Morris Lichtenstein	Executive Vice President of Telecom	Executive Vice President of Telecom	c/o IDT 520 Broad Street Newark, NJ 07102

Ely Tendler	Executive Vice President of Telecom Legal	Executive Vice President of Telecom Legal	c/o IDT 520 Broad Street Newark, NJ 07102

Kathleen B. Timko	Executive Vice President of Technology	Executive Vice President of Technology	c/o IDT 520 Broad Street Newark, NJ 07102

Mikhail Leibov	Executive Vice President of Business Development	Executive Vice President of Business Development	c/o IDT 520 Broad Street Newark, NJ 07102

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Name	Position	Principal Occupation	Business Address

Douglas W. Mauro	Chief Tax Officer	Chief Tax Officer	c/o IDT 520 Broad Street Newark, NJ 07102
Liore Alroy	Executive Vice President	Executive Vice President	c/o IDT 520 Broad Street Newark, NJ 07102

Eric F. Cosentino	Director	Rector of the Episcopal Church of the Divine Love Montrose, NY	c/o IDT 520 Broad Street Newark, NJ 07102

James R. Mellor	Director	Chairman of USEC, Inc.	c/o IDT 520 Broad Street Newark, NJ 07102

Judah Schorr	Director	President of Judah Schorr MD PC	c/o IDT 520 Broad Street Newark, NJ 07102

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